        Exhibit 99.1

Spherix Secures License for CompuFill patents – Agreement Represents Spherix’ Second License Agreement Under  New License Campaign.

TYSONS CORNER, Va., January 13, 2014 /PRNewswire/ -- Spherix Incorporated (NASDAQ: SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, announced today a second settlement and license agreement under the CompuFill patents acquired in September 2013.    The CompuFill patents, covering on-line pharmacy automated refill systems, trace priority back to October 1997.

Commenting on the announcement, Anthony Hayes, Spherix CEO, stated, "This settlement is a step forward in validating the capabilities of our company in driving value from our ever growing IP portfolio.  We continually evaluate opportunities to grant licenses and where appropriate pursue litigation proceedings against infringers of our intellectual property in order to protect the rights of our inventors and partners.”

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix is committed to advancing innovation by active participation in  the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations

Phone: (703) 992-9325

Email: info@spherix.com

Or:

RedChip Companies Inc.

1-800-REDCHIP (733-2447)